UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2009
ARCADIA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32935	88-0331369

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9229 Delegates Row, Suite 260, Indianapolis, Indiana	46240

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 569-8234
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-1.1
EX-3.1
EX-4.1
EX-4.2
EX-5.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
On November 6, 2009, Arcadia Resources, Inc. (the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Burnham Hill Partners LLC (the “Placement Agent”), relating to a registered direct offering of 15,857,141 units (“Units”), each Unit consisting of one share of the Company’s common stock, par value $0.001 per share, and a warrant to purchase 0.45 shares of common stock (the “Offering”). Each Unit will be sold at a negotiated price of $0.70 per Unit. The Company will pay the Placement Agent a fee equal to 6.5% of the gross proceeds received by the Company from the Offering (the “Placement Fee”). Pursuant to the Placement Agent Agreement, the Placement Agent used its commercially reasonable efforts to arrange for investors to purchase Units directly from the Company, but the Placement Agent will not purchase any Units from the Company for resale to the public. The Offering is expected to close on a date specified by the Company and the Placement Agent that is not later than November 17, 2009. The net proceeds from the sale of the Units, after deducting the fees of the Placement Agent and before expenses are estimated to be approximately $10,378,498.
     A copy of the Placement Agent Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The Placement Agent Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the agreement. Accordingly, other investors, holders and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Placement Agent Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Placement Agent Agreement, and any such changes may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission (the “SEC”).
     The Units offered by the Company in the Offering have been registered under an existing shelf registration statement on Form S-3 (Registration No. 333-160928), which was declared effective by the SEC on September 23, 2009 and an additional registration statement on Form S-3 filed pursuant to Rule 462(b) on November 9, 2009.
     On November 6, 2009, the Company entered into definitive Subscription Agreements with investors in the Offering pursuant to which such investors will purchase 15,857,141 shares of the Company’s common stock and warrants to purchase 7,135,713 shares of common stock. A copy of the form of Subscription Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.
     Under the warrants, the investors participating in the Offering will have the right to purchase 7,135,713 shares of the Company’s common stock (the “Warrants”). Holders of the Warrants may exercise their Warrants beginning six months and one day after the date of original issuance, and the Warrants will expire on the fifth anniversary of the date they first become exercisable. The exercise price of the common stock purchasable upon exercise of the Warrants is $0.95 per share, subject to adjustments as set forth in the Warrants in the event of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company) or similar events. A copy of the form of Warrant to Purchase Common Stock is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference.
     A copy of the opinion of Greenberg Traurig, LLP relating to the valid issuance of the shares and the shares issuable upon exercise of the warrants is attached hereto as Exhibit 5.1.
     On November 9, 2009, the Company issued a press release regarding the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events
Effective October 14, 2009, the Company amended and restated its Articles of Incorporation, the effect of which was to increase the number of authorized shares of common stock, $0.001 par value, from 200,000,000 shares to 300,000,000 shares. The proposal for the amendment was included in the Company’s definitive proxy statement for its 2009 Annual Meeting of Stockholders filed with the Commission on September 18, 2009.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 1.1	Placement Agent Agreement between the Company and Burnham Hill Partners, dated November 6, 2009

Exhibit 3.1	Amended and Restated Articles of Incorporation

Exhibit 4.1	Form of Subscription Agreement

Exhibit 4.2	Form of Warrant to Purchase Common Stock

Exhibit 5.1	Opinion of Greenberg Traurig, LLP

Exhibit 23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release dated November 9, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/s/ MATTHEW R. MIDDENDORF
Matthew R. Middendorf
Its: Chief Financial Officer, Treasurer and Secretary

Dated: November 9, 2009